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PROXY CARD

Rising Dividend Growth Fund

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 23, 2012
The undersigned hereby appoints C. Troy Shaver, Jr. and Edward J. Obuchowski and each of them separately, proxies, with power of substitution, and hereby authorizes each of them to represent, and to vote, as designated on the reverse side, at the Meeting of Shareholders of Rising Dividend Growth Fund, a series of Dividend Growth Trust, on Thursday, February 23, 2012 at 1:00 p.m., Eastern time, and at any adjournments or postponements thereof, all of the shares of the Fund that the undersigned would be entitled to vote if personally present. The meeting will be held at the offices of Dividend Growth Advisors, LLC, 58 Riverwalk Boulevard, Building 2, Suite A, Ridgeland, SC 29936.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF DIVIDEND GROWTH TRUST. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE FOR THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ON ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING. THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL ON THE REVERSE SIDE. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND COMBINED PROXY STATEMENT AND PROSPECTUS.

QUESTIONS ABOUT THIS PROXY? Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-800-833-2175. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.
AN ELECTRONIC VERSION OF THE PROXY STATEMENT FOR THIS MEETING IS ALSO AVAILABLE AT: www.proxyonline.us/docs/dga2012.pdf
THREE OPTIONS FOR VOTING YOUR PROXY

1. Internet
Log on to www.proxyonline.us. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number found in the box at the right at the time you execute your vote.

2. Telephone
Simply dial toll-free 1-800-833-2175 and have this proxy card available at the time of the call. Representatives are available to take your call Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern time.

3. Mail	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.
IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

TAG ID:	BAR CODE	CUSIP: 123456789

Rising Dividend Growth Fund	PROXY CARD
TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK. Example: ☒
PROPOSAL:

FOR	AGAINST	ABSTAIN

1) To approve an Agreement and Plan of Reorganization providing for (i) the acquisition of all of the assets and the assumption of all of the liabilities of Rising Dividend Growth Fund, in exchange for shares of Goldman Sachs Rising Dividend Growth Fund to be distributed to the shareholders of Rising Dividend Growth Fund, and (ii) the subsequent liquidation and dissolution of Rising Dividend Growth Fund.
☐	☐	☐

Note: Please sign exactly as your name appears on this Proxy Card. When shares are held by joint tenants, at least one holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Shareholder sign here	Date

Joint owner sign here	Date
THANK YOU FOR VOTING

TAG ID:	BAR CODE	CUSIP: 123456789